Exhibit 10.5

CABELA’S INCORPORATED,

a Nebraska corporation

STOCK PURCHASE AGREEMENT

September 23, 2003

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TABLE OF CONTENTS

(continued)

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STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of September 23, 2003, by and among Cabela’s Incorporated, a Nebraska corporation (the “Corporation” and, together with its Subsidiaries, the “Company”), and the Investors.

W I T N E S S E T H

WHEREAS, the Company is in the business of the marketing and sale of hunting, fishing and other outdoor gear and related goods through catalog mailings, internet and retail outlets and, directly and indirectly through its Subsidiaries, other activities related to and incidental to the foregoing (including the ownership and operation of World’s Foremost Bank) (collectively, the “Business”). The Corporation was originally organized on January 14, 1965 under the laws of the State of Nebraska. On or prior to the date of this Agreement, the Articles of Incorporation of the Corporation have been amended and restated in their entirety (such articles as so amended and restated, the “Amended and Restated Articles”) to read in the form attached as Exhibit A to the Stockholders Agreement dated as of the date hereof (the “Stockholders Agreement”) between the Corporation and certain of its stockholders who are parties thereto, a copy of which is attached hereto as Exhibit A; and

WHEREAS, each Person listed on Schedule I attached hereto (each, an “Investor,” and all such Persons collectively, the “Investors”) desires to purchase from the Corporation, and the Corporation desires to issue to such Investor, certain shares of the capital stock of the Corporation set forth opposite the name of such Investor on Schedule I, all on the terms and subject to the conditions contained in this Agreement.

ACCORDINGLY, in consideration of the mutual agreements and obligations contained herein, and in reliance upon the representations and warranties made herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the respective meanings ascribed to them in this Section 1.1:

(a) “Affiliate” means, with respect to any Person, (i) a director, trustee, managing member or executive officer of such Person or any Person identified in clause (iii) below, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. As used in this definition, the term “control” (including, with correlative meaning, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise.

(b) “Agreement” has the meaning specified in the initial paragraph of this Agreement.

(c) “Amended and Restated Articles” has the meaning specified in the recitals to this Agreement.

(d) “Amended Cross Purchase Buy-Sell Agreement” means the Amended and Restated Cross Purchase Buy-Sell Agreement by and among Richard N. Cabela, Mary A. Cabela, Cabela’s Family, LLC, the Mary A. Cabela Irrevocable Annuity Trust dated December 30, 1999, the M. A. Cabela 2002 Irrevocable Annuity Trust dated May 8, 2002, the M. A. Cabela 2003 Irrevocable Annuity Trust dated August 12, 2003 and James W. Cabela and the First Amendment thereto dated as of the date of this Agreement.

(e) “Amended Fulcrum Agreement” means the Amended and Restated Agreement Among Certain Shareholders of Cabela’s Incorporated dated as of the date of this Agreement.

(f) “Audited Balance Sheet” has the meaning specified in Section 3.8(a).

(g) “Board of Directors” means the Board of Directors of the Corporation.

(h) “Business” has the meaning specified in the recitals of this Agreement.

(i) “Business Day” has the meaning specified in Section 2.2(a).

(j) “By-laws” has the meaning specified in Section 3.1(b).

(k) “Class A Common Stock” has the meaning specified in Section 2.1.

(l) “Class B Common Stock” has the meaning specified in Section 2.1.

(m) “Class C Common Stock” has the meaning specified in the Amended and Restated Articles.

(n) “Closing” has the meaning specified in Section 2.2(a).

(o) “Closing Certificate” has the meaning specified in Article 6.

(p) “Closing Date” has the meaning specified in Section 2.2(a).

(q) “Code” means the Internal Revenue Code of 1986, as amended.

(r) “Commission” means the Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act.

(s) “Common Shares” has the meaning specified in Section 2.1.

(t) “Common Stock” shall mean all of the Common Stock (as defined in the Amended and Restated Articles) of the Corporation, including the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and any other class of capital stock of the Corporation hereinafter authorized that is not preferred with respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation over any other class of capital stock.

(u) “Common Stock Equivalents” means all shares of Common Stock outstanding, and all shares of Common Stock issuable (without regard to any present restrictions on such issuance) upon the conversion, exchange or exercise of all Securities of the Corporation that are convertible, exchangeable or exercisable for Common Stock.

(v) “Company” has the meaning specified in the initial paragraph of this Agreement.

(w) “Company Disclosure Schedule” means the Disclosure Schedule delivered by the Corporation to the Investors concurrently with the execution of this Agreement.

(x) “Corporation” has the meaning specified in the initial paragraph of this Agreement.

(y) “Document” or “Documents” have the meaning specified in Section 3.2.

(z) “Eligible Options” has the meaning specified in Section 2.4(b).

(aa) “Employee Plans” has the meaning specified in Section 3.19(c)(i).

(bb) “Environmental and Safety Requirement” has the meaning specified in Section 3.21(f).

(cc) “ERISA” has the meaning specified in Section 3.19(c)(ii).

(dd) “ERISA Affiliate” has the meaning specified in Section 3.19(c)(iii).

(ee) “Financial Statements” has the meaning specified in Section 3.8(a).

(ff) “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

(gg) “Governmental Authority” means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or any political subdivision thereof, or of any other country.

(hh) “Interim Balance Sheet” has the meaning specified in Section 3.8(a).

(ii) “Investor Representatives” has the meaning specified in Section 7.1(a).

(jj) “Investor Indemnitees” has the meaning specified in Section 7.1(a).

(kk) “Investor” or “Investors” have the meaning specified in the recitals to this Agreement.

(ll) “JPMP Investors” means J.P. Morgan Partners (BHCA), L.P., a Delaware limited partnership, J.P. Morgan Partners Global Investors, L.P., a Delaware limited partnership, J.P. Morgan Partners Global Investors A, L.P., a Delaware limited partnership, J.P. Morgan Partners Global Investors (Cayman), L.P., a Cayman Islands

limited partnership, and J.P. Morgan Partners Global Investors (Cayman) II, L.P., a Cayman Islands limited partnership.

(mm) “JPMP Investor Indemnitees” means the JPMP Investors, the Investors listed on Exhibit B attached hereto and their respective Affiliates, shareholders, partners, officers, directors, employees, agents, representatives and Permitted Transferees.

(nn) “Knowledge” has the meaning specified in Section 8.10.

(oo) “Laws” has the meaning specified in Section 3.2.

(pp) “Liability” or “Liabilities” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated or whether due or to become due).

(qq) “Lien” means any lien, charge, claim, security interest, conditional sale agreement, mortgage, indenture, deed of trust, security agreement, pledge, hypothecation, option, restriction, right of right of first refusal, preemptive rights, right of first offer, condition or other encumbrance or defect of title of any kind or nature or other similar agreement, obligation, understanding or arrangement whether written or oral.

(rr) “Losses” has the meaning specified in Section 7.4.

(ss) “Material Adverse Effect” means a material adverse effect upon the business affairs, operations, assets, properties, liabilities, condition (financial or otherwise), results of operations or prospects of the Company, or the ability of any party to timely consummate the transaction contemplated hereby.

(tt) “MGI Investor Indemnitees” means McCarthy Group, Inc., a Nebraska corporation, the Investors listed on Exhibit C attached hereto, and their respective Affiliates, shareholders, partners, officers, directors, employees, agents, representatives and Permitted Transferees.

(uu) “Optionee” has the meaning set forth in Section 2.4(b).

(vv) “Orders” has the meaning specified in Section 3.2(a).

(ww) “Original Stockholders Agreement” means the Stockholders Agreement dated as of September 27, 1996 among the Corporation and the stockholders party thereto.

(xx) “Permits” has the meaning specified in Section 3.20.

(yy) “Permitted Liens” means, as of the Closing Date, (i) Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books of the Company, (ii) workers’ compensation or unemployment Liens arising in the ordinary course of business, (iii) mechanic’s, materialman’s, supplier’s, vendor’s or similar Liens arising in the ordinary course of business securing amounts that are not delinquent, (iv) Liens reflected in the Financial Statements (or the notes thereto), and (v) Liens arising under the Amended

Fulcrum Agreement, the Registration Rights Agreement, the Stockholders Agreement and the Amended and Restated Articles.

(zz) “Permitted Transferees” means any transferee of an Investor who acquires Common Stock in a Permitted Transfer (as defined in the Stockholders Agreement).

(aaa) “Person” shall be construed broadly and shall include without limitation an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

(bbb) “Proportionate Percentage” means, with respect to any Investor Indemnitee, the fraction, expressed as a percentage, the numerator of which is the total number of shares of Common Stock Equivalents held by such Investor Indemnitee on the Closing Date and the denominator of which is the total number of shares of Common Stock Equivalents outstanding on the Closing Date.

(ccc) “Registration Rights Agreement” has the meaning specified in Section 5.1(f).

(ddd) “Related Party Transaction” has the meaning specified in Section 3.14.

(eee) “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act or any successor rule thereto.

(fff) “Rule 262” has the meaning specified in Section 4.2(g).

(ggg) “Security” or “Securities” means, with respect to any Person, such Person’s “securities” as defined in Section 2(1) of the Securities Act, and includes such Person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights.

(hhh) “Securities Act” means the Securities Act of 1933, as amended, or any successor federal law then in force.

(iii) “Stockholders Agreement” has the meaning specified in the recitals to this Agreement.

(jjj) “Stock Redemption Agreement” means the Stock Redemption Agreement, dated as of the date hereof, by and among the Corporation, James W. Cabela, Eagle Foundation, a Nebraska nonprofit corporation, Richard N. Cabela, Mary A. Cabela, the Mary A. Cabela Irrevocable Annuity Trust dated December 30, 1999, the M. A. Cabela 2002 Irrevocable Annuity Trust dated May 8, 2002, and Cabela Family Foundation, a Nebraska nonprofit corporation.

(kkk) “Subsidiary” of any Person means any other Person (i) whose voting equity Securities having a majority of the general voting power in electing the board of directors or equivalent governing body of such other Person (excluding Securities entitled to vote only upon the failure to pay dividends thereon or the occurrence of other contingencies) are, at the time as of which any determination is being made, owned or controlled by such Person either directly or indirectly by such a Person or through one or more other entities constituting Subsidiaries, (ii) more than a 50% interest in the profits, losses or capital of whom is, at the time as of which any determination is being made, owned by such Person or by such Person either directly or indirectly by such Person or through one or more other entities constituting Subsidiaries or (iii) any Person whose assets, or portions thereof, are consolidated with the net earnings of such Person and are recorded on the books of such Person for financial reporting purposes in accordance with GAAP.

(lll) “Survival Date” has the meaning specified in Article 6.

(mmm) “Tax Returns” has the meaning specified in Section 3.13(a).

(nnn) “Tax” or “Taxes” means all federal, state, local or foreign income, gross receipts, license, employment, payroll, withholding, severance, premium, disability, excise, value-added, accumulated earnings, ad valorem, stamp, windfall profits, net worth, alternate minimum, estimated, sales, use, transfer, real estate, environmental (including taxes under Code Section 59A), personal property, use and occupancy, business and occupation, maritime, mercantile, tariff, duty, capital stock, franchise, gift or estate and all other taxes or fees of any kind, character, nature or description, and includes interest, penalties and deficiencies thereon and estimated taxes and the Liability for the payment of any such amounts (i) by contract, or (ii) as a result of being (A) a “transferee” (within the meaning of Code Section 6901 or other applicable law) of another Person or (B) a member of an affiliated or combined or similar tax group.

(ooo) “Third Party Claim” has the meaning specified in Section 7.3.

ARTICLE 2

THE TRANSACTION

2.1 Issuance and Sale of Common Shares. At the Closing, the Corporation shall issue and sell to each Investor who shall, on or prior to the Closing Date, execute and deliver a counterpart to this Agreement, and each such Investor shall severally purchase from the Corporation, upon the terms and subject to the conditions hereinafter set forth, the number of shares of Class A Common Stock, $0.01 par value (the “Class A Common Stock”), or Class B Common Stock, $0.01 par value (the “Class B Common Stock”), as applicable, of the Corporation (together, the “Common Shares”) set forth opposite such Investor’s name on Schedule I for a purchase price of $50.40 per share.

2.2 Time and Place of Closing.

(a) The closing (the “Closing”) hereunder with respect to the issuance and sale of the Common Shares and the consummation of the related transactions contemplated by this Agreement shall take place simultaneously with the execution and delivery of this Agreement at the offices of the Corporation’s counsel identified in Section 8.6 of this Agreement or at such other time and place as may be agreed upon in writing by the parties to this Agreement. As used in this Agreement, the term “Closing Date” shall mean the date on which the Closing shall occur, and the term “Business Day” shall mean any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in New York, New York, or Sidney, Nebraska.

(b) At the Closing:

(i) the parties hereto shall deliver the various certificates, instruments, opinions, documents or items set forth in Article 5;

(ii) the Corporation shall issue and deliver to each Investor a certificate representing the number of Common Shares being purchased by such Investor from the Corporation at the Closing, registered in the name of such Investor;

(iii) the Investors will deliver the purchase price for the Common Shares in immediately available United States funds by wire transfer to an account of the Corporation designated by the Corporation, and

(iv) the parties shall execute and deliver the agreements, instruments, certificates and other documents contemplated by Article 5, as applicable.

2.3 Use of Proceeds. The proceeds received by the Corporation from the sale of the purchased Common Shares shall be used by the Corporation for the following purposes:

(a) To redeem 2,976,190 shares of Class A Common Stock of the Corporation from James W. Cabela, Eagle Foundation, a Nebraska nonprofit corporation, Richard N. Cabela, Mary A. Cabela, the Mary A. Cabela Irrevocable Annuity Trust Dated December 30, 1999, the M. A. Cabela 2002 Irrevocable Annuity Trust Dated May 8, 2002 and Cabela Family Foundation, a Nebraska nonprofit corporation on the date hereof pursuant to the Stock Redemption Agreement;

(b) To comply with the post-closing covenants set forth in Sections 2.4(a) and (b) below; and

(c) For general corporate purposes.

2.4 Post-Closing Covenants. After the Closing, the Corporation shall perform the following actions:

(a) Retirement of Deferred Compensation Liability. The Corporation shall terminate the ability of the participants in the Cabela’s Incorporated Amended and Restated Deferred Compensation Plan dated effective January 1, 2000 to contribute to such Plan by no later than January 1, 2004 and retire the deferred compensation liability thereunder in an amount not exceeding $50,000,000 by no later than January 31, 2004.

(b) Exercise of Stock Options. No earlier than April 1, 2004, the Corporation may offer in compliance with all applicable Laws (including without limitation through the distribution of offering materials approved by the Board of Directors) to each stock option holder under the Corporation’s 1997 Stock Option Plan listed on Schedule II attached hereto (the “Optionee”) the opportunity to sell for cash up to 32% of such Optionee’s vested stock options on the date of this Agreement and listed on Schedule II having an exercise price of less than $50.40 (collectively, the “Eligible Options”). The price for each such Eligible Option shall be an amount equal to (x) the product of (i) that number of Common Shares underlying such Eligible Option multiplied by (ii) the difference between $50.40 and the exercise price of such Eligible Option and (y) 0.32. The Corporation shall not make any further grants of options under the 1997 Stock Option Plan of the Corporation and shall terminate the 1997 Stock Option Plan upon termination, exercise or expiration of all options issued thereunder.

(c) 2003 Stock Plan. Prior to December 31, 2003 and upon approval by the Board of Directors of the Corporation, the Corporation shall create a new stock plan authorizing the grant of options and/or issuance of shares of restricted Class C Common Stock for the purchase or issuance of up to 750,000 shares of Class C Common Stock, in the aggregate, to eligible persons under such new stock plan. The stock plan will provide that, in addition to the other terms and conditions agreed to by the Board of Directors and the approval of the compensation committee thereof, the exercise price of each option will be the higher of $50.40 or the fair market value of a share of Class A Common Stock on the date of the grant of such option, the options will vest over five years from the date of their grant and each option will expire five years after the date of vesting of such option. The Corporation shall not grant more than 150,000 options to purchase shares of Class C Common Stock and/or shares of restricted Class C Common Stock, in the aggregate, per calendar year under the new stock plan from January 1, 2004 through December 31, 2008.

(d) Executive Agreements. Prior to December 31, 2003, the Corporation will enter into (i) employment agreements with Richard N. Cabela and James W. Cabela substantially in the form of Exhibit D and Exhibit E attached hereto and (ii) an employee and office space lease agreement with Richard N. Cabela substantially in the form of Exhibit F attached hereto, each of which shall contain terms and conditions approved by the Board of Directors and the Compensation Committee thereof.

(e) World’s Foremost Bank Matters. The Corporation shall direct World’s Foremost Bank to take all actions necessary to correct any violations described in item 7 of Section 3.10 of the Company Disclosure Schedule.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

As an inducement to the Investors to purchase the Common Shares from the Corporation and enter into this Agreement (each Investor is entering into this Agreement in reliance on each representation and warranty of the Corporation, individually and not collectively as a whole), the Corporation hereby represents and warrants, individually and not collectively as a whole, to the Investors as follows:

3.1 Organization; Good Standing; Power and Authority; Qualifications.

(a) Each of the Corporation and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as listed in Section 3.1 of the Company Disclosure Schedule, and has all requisite corporate or other power and authority to own, lease and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted. Each of the Corporation and its Subsidiaries is qualified to transact business as a foreign corporation in those jurisdictions listed in Section 3.1 of the Company

Disclosure Schedule, which constitute all of the jurisdictions in which the character of the property owned or leased by the Corporation or such Subsidiary or the nature of the activities conducted by the Corporation or such Subsidiary makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

(b) Attached as Exhibits A and Exhibit B, respectively, to the Stockholders Agreement are true, complete and correct copies of the Amended and Restated Articles and By-laws (the “By-laws”) of the Corporation, in each case, as amended to and in effect on the date hereof.

3.2 Authorization of the Documents; No Conflicts. The Corporation has all requisite corporate power and authority to execute, deliver and perform this Agreement and the agreements and other documents listed in Section 3.2 of the Company Disclosure Schedule (such agreements and documents, together with this Agreement are referred to collectively as the “Documents” and each individually as a “Document”) and to consummate the transactions contemplated by the Documents, and the issuance, execution, delivery and performance by the Corporation of the Documents have been duly authorized by all requisite corporate action by the Corporation, and each Document constitutes, or upon its execution and delivery will constitute, a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect, public policy and subject to general principles of equity. The Corporation’s execution, delivery and performance of the Documents, consummation of the transactions contemplated thereby and compliance with the provisions thereof, including the issuance, sale and delivery of the Common Shares, will not (a) violate any provision of law, statute, treaty, rule or regulation (collectively, “Laws”), or any ruling, writ, injunction, order, compliance agreement, judgment or decree of any court, administrative agency, other Governmental Authority or arbitrator (collectively, “Orders”) applicable to the Corporation or any of its properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien (other than those arising under the Documents listed as Items 1, 2, 3, 4 and 6 in Section 3.2 of the Company Disclosure Schedule) upon any of the properties or assets of the Corporation, under the Amended and Restated Articles or the By-laws or under any material contract of the Corporation.

3.3 Authorization of Common Shares. The authorization, issuance, sale and delivery of the Common Shares, and the reservation of shares of Common Stock for issuance upon the conversion of such Common Shares, by the Corporation have been duly authorized by all requisite board action, all stockholder and all other corporate action on the part of the Corporation. As of the Closing, the Common Shares will be validly issued and outstanding, fully paid and nonassessable, with no personal Liability attaching to the ownership thereof. Except as set forth in the Stockholders Agreement, the Amended Fulcrum Agreement and the Amended Cross Purchase Buy-Sell Agreement, the Common Shares are not subject to any preemptive rights, rights of first refusal or other similar rights of the stockholders of the Corporation. Except as contemplated by the Registration Rights Agreement, no Person has any right to cause the Corporation to effect the registration under the Securities Act of any Common Shares or any other Security of the Corporation. Except as set forth in the Stockholders Agreement and the Registration Rights Agreement, the Corporation is not party to, or bound by, any other stockholders agreement or registration rights agreement and in particular, but without limitation, (i) the Registration Rights Agreement, dated January 1, 2000, among the Corporation,

Fulcrum Growth Partners, L.L.C. and the other parties thereto, (ii) the Stockholders Agreement, dated September 27, 1996, between the Corporation and certain Stockholders named therein, and (iii) the Registration Rights Agreement, dated September 27, 1996, among the Corporation and certain investors named therein have each been terminated and are no longer of any force or effect.

3.4 No Consent or Approval Required. Except as set forth in Section 3.4 of the Company Disclosure Schedule, no consent, approval or authorization of, or declaration to or filing with, any Person, including any Governmental Authority, is required for the valid authorization, execution and delivery by the Company of any Document or for the consummation of the transactions contemplated thereby or for the valid authorization, issuance and delivery of the Common Shares which consents, approvals, authorizations, declarations or filings have been obtained or made, as the case may be.

3.5 Capitalization.

(a) The entire authorized capital stock of the Corporation immediately upon the consummation at the Closing of the transactions contemplated by this Agreement shall consist of 40,750,000 duly authorized shares of Common Stock, of which 20,000,000 shares shall be designated Class A Common Stock, 20,000,000 shares shall be designated Class B Common Stock and 750,000 shares shall be designated Class C Common Stock, of which:

(i) 10,529,580 shares of Class A Common Stock shall be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof;

(ii) 4,067,461 shares of Class B Common Stock shall be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof;

(iii) 0 shares of Class C Common Stock shall be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof;

all such outstanding shares in each case being owned of record by the Persons identified in Section 3.5 of the Company Disclosure Schedule in the amounts set forth thereon.

(b) Section 3.5 of the Company Disclosure Schedule contains a list, as of the date hereof and assuming the consummation at the Closing of all transactions contemplated hereby, of all outstanding warrants, options, agreements, voting trusts, convertible Securities or other commitments pursuant to which the Corporation or, to the Knowledge of the Corporation, any stockholder thereof is or may become obligated to issue, sell or otherwise transfer any shares of capital stock or other Securities (or phantom Securities, such as stock appreciation rights) of the Corporation, true and correct copies of which have been provided to the Investors. Except as contemplated by the Documents, and except as may be disclosed in Section 3.5 of the Company Disclosure Schedule, there are, and immediately upon consummation at the Closing of the transactions contemplated hereby, there will be no preemptive or similar rights to purchase or otherwise acquire shares of the capital stock of the Corporation pursuant to any provision of Law, the Amended and Restated Articles or By-laws or any agreement to which the Corporation or, to the Knowledge of the Corporation, any stockholder thereof is a party. Except as contemplated by the Documents or disclosed in Section 3.5 of the Company Disclosure Schedule, there is, and immediately upon the consummation at the Closing of the transactions contemplated hereby, there will be, no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting trust, voting agreement, etc.) with respect to the sale or voting of any shares of capital stock of the Corporation (whether outstanding or issuable upon conversion or exercise of outstanding securities).

3.6 Equity Investment.

(a) Except as set forth in Section 3.6 of the Company Disclosure Schedule, since January 1, 1998, the Corporation has not had, nor does it presently have, directly or indirectly, any Subsidiaries, nor has it owned, nor does it presently own, directly or indirectly, any capital stock or other equity or proprietary interest, in any corporation, association, trust, limited liability company, partnership, joint venture or other entity. Section 3.6 of the Company Disclosure Schedule identifies each such Subsidiary and sets forth the amount and description of any such capital stock or equity or proprietary interest so held by the Corporation. The Company is not liable for the obligations of any corporation, association, trust, limited liability company, partnership, joint venture or other entity in which the Company holds less than 50% of the outstanding capital stock or other equity or proprietary interest of such corporation, association, trust, limited liability company, partnership, joint venture or other entity.

(b) Section 3.6 of the Company Disclosure Schedule contains a list, as of the date hereof and assuming the consummation at the Closing of all transactions contemplated hereby, of all outstanding warrants, options, agreements, convertible Securities or other commitments pursuant to which any Subsidiary or, to the Knowledge of the Corporation, any stockholder thereof is or may become obligated to issue, sell or otherwise transfer any shares of capital stock or other Securities (or phantom Securities, such as stock appreciation rights) of such Subsidiary, true and correct copies of which have been provided to the Investors. Except as contemplated by the Documents or disclosed in Section 3.6 of the Company Disclosure Schedule, there are, and immediately upon consummation at the Closing of the transactions contemplated hereby, there will be, no preemptive or similar rights to purchase or otherwise acquire shares of the capital stock of any Subsidiary pursuant to any provision of Law, the constituent documents of such Subsidiary or any agreement to which the Company or, to the Knowledge of the Corporation, any stockholder thereof is a party. Except as contemplated by the Documents or disclosed in Section 3.6 of the Company Disclosure Schedule, there is, and immediately upon the consummation at the Closing of the transactions contemplated hereby, there will be, no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting trust, voting agreement, etc.) with respect to the sale or voting of any shares of capital stock of any Subsidiary (whether outstanding or issuable upon conversion or exercise of outstanding Securities).

3.7 Brokers. Except as set forth in Section 3.7 of the Company Disclosure Schedule, none of the Company or any of its officers, directors, employees or stockholders have employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement.

3.8 Financial Information.

(a) Section 3.8 of the Company Disclosure Schedule contains the (i) audited, consolidated balance sheets of the Company as of December 31, 2002 (the “Audited Balance Sheet”), and December 31, 2001, and the related statements of income, stockholders’ equity, cash flows and supplemental data for the fiscal years then ended and (ii) the unaudited, consolidated balance sheet of the Corporation as of April 26, 2003 (the “Interim Balance Sheet”) (collectively, the “Financial Statements”).

(b) Except as set forth in Section 3.8 of the Company Disclosure Schedule, the Financial Statements (i) are in accordance with the books and records of the Company or the Corporation, as the case may be, (ii) present fairly in all material respects the financial condition and results of operations of the Company or the Corporation, as the case may be, as of the date and for the periods indicated, (iii) have been prepared in accordance with GAAP applied on a consistent basis except where expressly stated in such Financial Statements (subject in the case of the Interim Balance Sheet, to normal recurring year end audit adjustments, provided that such adjustments are not material individually or in the aggregate and the absence of footnotes), and (iv) contain no material misstatements or omissions.

3.9 Absence of Undisclosed Liabilities. Except as set forth in Section 3.9 of the Company Disclosure Schedule, as of the date hereof, to the Knowledge of the Corporation, (a) the Company has no material Liability which is not provided for or disclosed in the Audited Balance Sheet other than those Liabilities arising since the date of the Audited Balance Sheet in the ordinary course of business consistent with past practice (and no such Liabilities arising from any breach of contract, breach of warranty, tort, infringement, violation of Law or any action suit or proceeding are material individually or in the aggregate) and (b) all Liability reserves established by the Company and set forth in the Financial Statements are adequate for all such Liabilities at the applicable date thereof.

3.10 Absence of Changes. Except as may be disclosed in Section 3.10 of the Company Disclosure Schedule, to the Knowledge of the Corporation since the date of the Audited Balance Sheet there has not been (a) any change that has had or could reasonably be expected to have, a Material Adverse Effect, (b) the cancellation of any material debt owed to or claim held by the Company, (c) any payment of dividends on, or other distribution with respect to, or any direct or indirect redemption, purchase or acquisition of, any Security of the Company, or any agreement or commitment therefor, (d) any issuance of any Security of the Company, or any agreement or commitment therefor, (e) any transfer or other hypothecation or disposition of any material asset of the Company, except for fair value in the ordinary course of business consistent with past practice and the disposition of worn-out or obsolete assets, (f) any change in the accounting methods, practices or policies followed by the Company or any change in depreciation or amortization policies or rates theretofore adopted, which has not been adequately provided for or disclosed in the Financial Statements, (g) any new material agreement, contract, lease, or license of the Company outside the ordinary course of business, (h) any acceleration, termination, material modifications to, or cancellation of any material agreement, contract, lease, or license to which the Company is a party or by which it is bound, (i) any imposition of any Lien upon any of the assets, tangible or intangible of the Company, (j) any material capital expenditures of the Company outside the ordinary course of business, (k) any material capital investment in, or any material loan to, any other Person by the Company outside the ordinary course of business, (l) any employment contract or collective bargaining agreement, written or oral, of the Company or modification of the terms of any existing such contract or agreement of the Company, or (m) any commitment to accomplish the foregoing.

3.11 Title to Assets, Properties and Rights. Except as set forth in Section 3.11 of the Company Disclosure Schedule, the Company has good and marketable title to or a valid leasehold or license interest in (as applicable) all properties, interests in properties and assets, real, personal, intangible or mixed, used in the conduct of its business, free and clear of all Liens, except Permitted Liens.

3.12 Litigation. Except as set forth in Section 3.12 of the Company Disclosure Schedule, there is no material action, suit, customer claim, proceeding or investigation at law or in equity or by or before any Governmental Authority now pending or, to the Knowledge of the Corporation, threatened against, or affecting the assets or properties of, the Company, nor, to the Knowledge of the Corporation, does there exist any basis for any such pending or threatened action, suit, customer claim, proceeding or investigation. As used herein, a material action, suit, customer claim, proceeding or investigation shall not include (i) workman’s compensation claims arising in the ordinary course of business and covered by insurance, (ii) products liability claims not involving the death or serious bodily harm to an individual and covered by insurance and (iii) other claims by non-governmental Persons which arise in the ordinary course of business that solely seek monetary damages and will not involve expenditures by the Company in excess of $1,000,000 either individually or in the aggregate.

3.13 Tax Matters. Except as set forth in Section 3.13 of the Company Disclosure Schedule:

(a) the Company and each other corporation included in any consolidated or combined Tax return and part of an affiliated group, within the meaning of Section 1504 of the Code (or similar provisions of state, local or foreign Law), of which the Company is or has been a member has (for purposes of this representation, the “Company”) filed all returns, declarations of estimated Tax, Tax reports, claims for refund, information returns and statements, including any schedule or attachment thereto and including any amendment thereof (collectively, the “Tax Returns”) required to be filed by it prior to the Closing (other than those for which extensions shall have been granted prior to the Closing) relating to any Taxes with respect to any income, properties or operations of the Company (whether in, or connected to, any jurisdiction, including federal, state, local or foreign) prior to the Closing;

(b) as of the time of filing, the Tax Returns were complete and correct and the Company has paid all Taxes shown on the Tax Returns to be due;

(c) the Company has timely paid or made provisions for all Taxes payable for any period that ended on or before the Closing and for any period that began on or before the Closing and ends after the Closing, to the extent such Taxes are attributable to the portion of any such period ending on the Closing;

(d) the Company is not delinquent in the payment of any Taxes, nor has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed;

(e) there are no pending Tax audits of any Tax Returns of the Company nor has the Company received notice of any pending Tax audits;

(f) no Tax Liens have been filed and no deficiency or addition to Taxes, interest or penalties for any Taxes with respect to any income, properties or operations of the Company has been proposed, asserted or assessed in writing against the Company;

(g) the Company has not been granted any extension of the statute of limitations applicable to any Tax Return or other Tax claim with respect to any income, properties or operations of the Company;

(h) the Company is not liable for any accumulated earnings Tax (as described in Code Section 531), and the Company’s accumulated earnings and profits (as defined in Section 535 of the Code) are consistent with the Company’s business needs;

(i) the Company is not, and has never been (including each entity comprised in the definition of the Company) a “United States real property holding corporation” within the meaning of Section 897 of the Code, or a “personal holding company” within the meaning of Section 542 of the Code;

(j) the Company has complied with all Laws relating to the withholding and payment of Taxes, and has withheld and paid over all amounts required to be withheld and paid by the Code, or any other Tax Law or regulation, including employment related withholding and withholding for sales Tax;

(k) the Company is not a party to any compensation related contract that could result in payments that would be non-deductible by reason of Code Section 280G (or any corresponding provision of state, local or foreign Tax law) or otherwise; and

(l) the Company has not filed a consent under Code Section 341(f) concerning collapsible corporations. The Company is not a party to or bound by any Tax allocation or sharing agreement. The Company (A) has not been a member of an “affiliated group” within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return (other than a group the common parent of which was the Corporation) or (B) has no Liability for the Taxes of any Person (other than Subsidiaries of the Corporation) under Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

3.14 Related Party Transactions. Except as set forth in Section 3.14 of the Company Disclosure Schedule, no current or former stockholder, director, officer, employee or agent of or consultant to the Company, nor any Affiliate of the Company or any of the foregoing is presently, or at any time since December 31, 2002, has been, directly or, to the Knowledge of the Corporation, indirectly through his, her or its affiliation with any other Person, (i) a party to any transaction with the Company, (ii) indebted to the Company, (iii) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of the Company (other than non-affiliated holdings in publicly held companies), (iv) received income from any source other than the Company which should properly accrue to the Company or (v) a creditor to the Company or guarantor or otherwise liable for any Liability (including indebtedness of the Company). For the purposes of this Agreement, a transaction of the type described in this Section 3.14 is sometimes herein referred to as a “Related Party Transaction”.

3.15 Offering Exemption. Based in part upon the accuracy of the relevant representations of the Investors in Section 4.2, the offering, sale, and issuance of the Common Shares are, or will be, exempt from registration under the Securities Act and the rules and regulations promulgated thereunder, and such offering, sale and issuance is also exempt from registration under applicable state securities and “blue sky” laws. The Corporation has made or will make all requisite filings and has taken or will take all action necessary to be taken to comply with such state securities or “blue sky” laws.

3.16 Conflicts of Interest. Neither the Company nor any other Person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, representative of a customer or supplier, or official or employee of any Governmental Authority or other Person who was, in or may be in a position to help or hinder the Business (or assist in connection with any actual or proposed transaction) that (a) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) that if not given in the past, might have had a Material Adverse Effect, or (c) if not continued in the future, might have a Material Adverse Effect.

3.17 Registration Rights. Except as contemplated by the Registration Rights Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any Common Shares or any other Securities (including debt Securities) of the Company.

3.18 Change In Control. Except (i) as set forth in Section 3.18 of the Company Disclosure Schedule, or (ii) as would not result in a Material Adverse Effect on the Company, the Company is not a party to any contract which terminates, gives rise to a right of termination, requires any payment, gives rise to any Liability, accelerates the vesting of any rights or obligations or the maturity of any indebtedness or otherwise adversely affects the Company as a result of a “change in control” or “potential change control” of the Company.

3.19 ERISA. To the Knowledge of the Corporation, all Employee Plans have been operated and administered in compliance in all material respects with ERISA, the Code and other applicable Laws.

(a) Each Employee Plan, if intended to be “qualified” within the meaning of Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and the related trusts are exempt from taxation under Section 501(a) of the Code, and to the Knowledge of the Corporation, nothing has occurred that has or could reasonably be expected to adversely affect such qualification or exemption.

(i) Neither the Company nor any of its ERISA Affiliates, nor to the Knowledge of the Corporation and its ERISA Affiliates, any other “disqualified person” or “party in interest” (as such terms are defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to an Employee Plan has breached the fiduciary rules of ERISA or engaged in a prohibited transaction that could subject the Corporation or any of its ERISA Affiliates to any Tax or penalty imposed under Section 4975 of the Code or Sections 502(i) or (l) of ERISA.

(ii) All required or declared contributions (or premium payments) to (or in respect of) all Employee Plans have been properly made when due, and the Company has timely deposited all amounts withheld from employees for pension, welfare or other benefits into the appropriate trust or accounts.

(iii) No proceedings (other than routine claims for benefits) are pending, or to the Knowledge of the Corporation, threatened, with respect to or involving any Employee Plan.

(iv) Except as may be required under Laws of general application, none of the Employee Plans obligate the Company to provide any employee or former employee, or their spouses, family member or beneficiaries, any post-employment or post-retirement health, life insurance, accident or other “welfare-type” benefits.

(v) Each Employee Plan that is a “group health plan” within the meaning of Section 5000 of the Code has been maintained in compliance in all material respects with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA and no Tax payable on account of Section 4980B of the Code has been or, to the Knowledge of the Corporation, is expected to be, incurred.

(vi) To the Knowledge of the Corporation, the Company has classified all individuals who perform services for the Company correctly under the Employee Plans, ERISA and the Code as common law employees, independent contractors or leased employees.

(b) Neither the Company nor, to the Knowledge of the Corporation, any of its ERISA Affiliates has ever maintained or been obligated to contribute to a “multiple employer plan” (as defined in Section 413 of the Code), a “multiemployer plan” (as defined in Section 3 (37) of ERISA) or a “defined benefit plan” (as defined in Section 3(35) of ERISA).

(c) As used herein, the term (i) “Employee Plans” means any “employee benefit plan” (as defined in Section 3(3) of ERISA), as well as any other plan, program or arrangement involving direct and indirect compensation or benefits, under which the Company or any ERISA Affiliate of the Company has any present or future obligations or liability on behalf of its employees or former employees, contractual employees or their dependents or beneficiaries; (ii) “ERISA” means the Employment Retirement Income Security Act of 1974, as amended; and (iii) “ERISA Affiliate” means, with respect to any Person, any entity that is a member of a “controlled group of corporations” with, or is under “common control” with, or is a member of the same “affiliated service group” with such Person as defined in Sections 414(b), 414(c) or 414(m) of the Code.

3.20 Compliance with Laws. Except as set forth in Section 3.20 of the Company Disclosure Schedule, to the Knowledge of the Corporation, the Company has complied in all material respects with, and is not in violation in any material respect of, all or any requirements of Law or any Order (including all Environmental and Safety Requirements) and Permits (including Environmental and Safety Requirements) applicable to the Business as presently or previously conducted or as currently proposed to be conducted. Except as set forth in Section 3.20 of the Company Disclosure Schedule, no investigation or review by any Governmental Authority with respect to the Company is pending, or to the Knowledge of the Company, threatened, nor has any Governmental Authority notified the Corporation of its intention to conduct the same. Except as set forth in Section 3.20 of the Company Disclosure Schedule, to the Knowledge of the Corporation, the Company has all material federal, state, local and foreign governmental licenses and permits (collectively, “Permits”) which are required for the conduct of their Business presently or previously conducted which Permits are (to the extent necessary) in full force and effect, and no proceeding is pending or, to the Knowledge of the Corporation, threatened to revoke or limit any thereof.

3.21 Environmental. To the Knowledge of the Corporation, except as described in Section 3.21 of the Company Disclosure Schedule:

(a) Neither the Company nor any of its past owned or leased real properties or operations, are subject to or the subject of, any proceeding, Order, settlement, or other agreement arising under Environmental and Safety Requirements, nor has any investigation been commenced or is any proceeding threatened against the Company under the Environmental and Safety Requirements with regard to the Business.

(b) The Company has not received any notice, report or other information regarding any actual or alleged violation of any Environmental and Safety Requirement, or any Liabilities or potential Liabilities, including any investigatory, remedial or corrective obligations, relating to the Business or the Company’s real property and arising under any Environmental and Safety Requirement.

(c) None of the following exists, nor has ever existed, at any of the real property now or previously owned or operated by the Company: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls or (iv) landfills, surface impoundments or disposal areas.

(d) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, or owned or operated any real property (and no such real property is contaminated by any such substance) in a manner that has given or could reasonably be expected to give rise to Liabilities pursuant to any Environmental and Safety Requirement, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney fees, or any investigative, corrective or remedial obligations.

(e) No facts, events or conditions relating to the past or present real properties or operations of the Company or the Business will prevent continued compliance by the Company with any Environmental and Safety Requirement, give rise to any material investigatory, remedial or corrective obligations pursuant to any Environmental and Safety Requirement, or give rise to any other material Liabilities pursuant to any Environmental and Safety Requirement, including, without limitation, any relating to onsite or offsite releases or threatened releases of materials, substances or wastes, personal injury, property damage or natural resources damage.

(f) As used herein, the term “Environmental and Safety Requirement” means all Laws, Orders, contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, including, but not limited to, the Solid Waste Disposal Act, as amended, 42 U.S.C. § § 7401 et seq., the federal Water Pollution Control Act, as amended, 33 U.S.C. § § 1251 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § § 11001 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. § § 9601 et seq., the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. § § 1804 et seq., and the Occupational Safety and Health Act of 1970, and, in each case, the regulations promulgated thereunder.

3.22 WFB Matters. To the Knowledge of the Corporation, except as set forth in Section 3.22 of the Company Disclosure Schedule, World’s Foremost Bank, (i) maintains records that in all material respects reflect its transactions, dispositions and acquisitions of assets, and receipt of funds, (ii) maintains a system of internal controls, policies and procedures sufficient to make it reasonable to expect that (A) its transactions are executed in accordance with its management’s general or specific delegations and authorizations, (B) such transactions are recorded in conformity with any applicable accounting principles and in such a manner as to permit preparation of financial statements in accordance with any applicable accounting principles and any other criteria applicable to such statements and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific delegations and authorizations, (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) records of such transactions are retained, protected and duplicated in accordance with prudent banking and fiduciary practices and applicable regulatory requirements, and (iii) maintains internal controls, policies and procedures sufficient to make it reasonable to expect the effective prevention and detection of criminal conduct or material violations of Law.

3.23 Compliance with Sarbanes-Oxley Act of 2002. As of the Closing Date, the Corporation is in compliance with all requirements of the Sarbanes-Oxley Act of 2002 applicable to companies whose Securities are not registered with the Commission.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor represents and warrants to the Corporation as to itself severally, and not jointly as to any other Investor, as follows:

4.1 Authorization of the Documents. Such Investor has all requisite power to execute, deliver and perform the Documents to which it is a party and the transactions contemplated thereby, and the execution, delivery and performance by such Investor of the Documents to which it is a party have been duly authorized by all requisite action by such Investor and each such Document constitutes a valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect and public policy and subject to general principles of equity.

4.2 Investment Representations.

(a) Such Investor is acquiring the Common Shares to be purchased by such Investor for its own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable state securities laws.

(b) Such Investor acknowledges that the Corporation has informed it that (i) the Common Shares have not been registered under the Securities Act or applicable state securities Laws, by reason of their issuance and sale by the Corporation in transactions exempt from the registration requirements of the Securities Act and applicable state securities Laws and (ii) the Common Shares must be held by such Investor indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities Laws or is exempt from registration.

(c) Each Investor further understands that, with respect to the Common Shares, the exemption from registration afforded by Rule 144 (the provisions of which are known to such Investor) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may only afford the basis for sales only in limited amounts.

(d) Such Investor has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

(e) Such Investor is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act). The Corporation has made available to such Investor or its representatives all agreements, documents, records and books that such Investor has requested relating to an investment in the Common Shares. Such Investor has had an opportunity to ask questions of, and receive answers from, a Person or Persons acting on behalf of the Corporation, concerning the terms and conditions of this investment, and answers have been provided to all of such questions to the full satisfaction of such Investor. Such Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment. Such Investor has received and reviewed a copy of that certain Confidential Information Memorandum regarding Cabela’s Incorporated dated August, 2003. Such Investor’s representations in this subsection and, subject to the provisions of Section 7.1(f), any due diligence or other investigation or inquiry undertaken shall in no way limit, qualify, amend or modify the enforceability of any representations and warranties or covenants made by the Corporation in any of the Documents to which the Corporation is a party.

(f) The state in which any offer to such Investor to purchase shares hereunder was made or in which such offer was accepted by such Investor is the state shown as the Investor’s address on Schedule I.

(g) Such Investor is not a Person which itself is, or would cause the Corporation to be, disqualified pursuant to Rule 262 promulgated under the Securities Act of 1933, as amended (“Rule 262”) .

(h) Such Investor was not formed for the purpose of investing solely in the Common Shares or, if any Investor was formed for the purpose of investing solely in the Common Shares, all equity owners of such Investor are “accredited investors” (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

(i) Such Investor is not a Person whose investment in the Corporation would cause a violation of the Exon-Florio Act or any other restriction concerning investment in companies such as the Company pursuant to national security Laws.

ARTICLE 5

CONDITIONS PRECEDENT TO THE CLOSING

5.1 Conditions Precedent to Investors’ Obligations. The several obligations of the Investors to purchase and pay for Common Shares at the Closing are subject to the following conditions precedent. The Corporation shall use its best efforts to ensure that all conditions to the Closing set forth in Article 5.1 are satisfied on or prior to the Closing Date, including executing and delivering all documents required to be delivered by the Corporation at the Closing and taking any and all actions which may be necessary on its part to cause each other party to the Documents to so execute and deliver each Document.

(a) All corporate and other proceedings to be taken and all waivers, consents, approvals, qualifications and registrations required to be obtained or effected from any Governmental Authority or third party in connection with the issuance, sale, execution, delivery and performance of this Agreement and the other Documents and the transactions contemplated hereby and thereby, including the authorization, issuance, sale and delivery and reservation of the Common Shares, shall have been taken, obtained or effected (except for the filing of any notice subsequent to the Closing that may be required under applicable federal or state securities Laws, which notice shall be filed on a timely basis following the Closing as so required), and all documents incident thereto shall be satisfactory in form and substance to the Investors and to the Investors’ counsel. The Investors and the Investors’ counsel shall have received all such originals or certified or other copies of such documents as have been reasonably requested.

(b) The representations and warranties set forth in Article 3 shall be true, correct and complete in all material respects, except those that are qualified by terms such as “material” and “Material Adverse Effect” shall be true and correct in all respects, on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of such date, and the President and Treasurer of the Corporation shall have certified to such effect to the Investors in writing.

(c) The Corporation shall have performed in all material respects the obligations required to be performed by it under this Agreement and the other Documents on or prior to the date of the Closing, and the Investors shall have received a certificate to that effect signed by the President and Executive Vice President of the Corporation.

(d) The Investors shall have received from Koley Jessen P.C., A Limited Liability Organization, counsel for the Corporation, an opinion addressed to the Investors, dated the Closing Date, in form and substance reasonably acceptable to the Investors and on which the Investors shall be entitled to rely.

(e) The Stockholders Agreement, the Amended Fulcrum Agreement, the Regulatory Sideletter among the Corporation and the Investors who are parties thereto, the Management Rights Agreement between the Corporation and J.P. Morgan Partners Global Investors, L.P., and the Amended Cross Purchase Buy-Sell Agreement shall have been executed and delivered by the Corporation and such other parties thereto and shall be in full force and effect and enforceable against the Corporation and the other parties thereto in accordance with its terms. In addition, the Corporation and such parties shall have complied with all of the terms and conditions of the Stockholders Agreement, the Amended Fulcrum Agreement and the Amended Cross Purchase Buy-Sell Agreement, including, among other things, the placement of the legends required to be placed on Securities owned by such parties, and the Investors shall have received evidence thereof satisfactory to the Investors. All stockholders agreements (other than the Stockholders Agreement, the Amended Fulcrum Agreement and the Amended Cross Purchase Buy-Sell Agreement) or similar agreements relating to the Corporation, including, without limitation, the agreements set forth in Section 3.3(i)-(iii), the capital stock of the Corporation or any Person’s rights with respect to the foregoing shall have been terminated and evidence of such terminations shall have been delivered to the Investors by the Corporation which evidence shall be reasonably satisfactory to the Investors.

(f) A registration rights agreement (the “Registration Rights Agreement”) among the Corporation, the Investors and the other parties thereto, in the form of Exhibit G, shall have been duly executed and delivered by the Corporation and such other parties thereto and shall be in full force and effect and enforceable against the Corporation and the other parties thereto in accordance with its terms. All registration rights agreements (other than the Registration Rights Agreement) or similar agreements relating to the registration of the Corporation’s capital stock or any Person’s right to participate in such registration shall have been terminated.

(g) The Investors shall have received a certificate of the President and Executive Vice President of the Corporation certifying (i) that attached thereto is a correct and complete copy, of resolutions adopted by the Board of Directors of the Corporation authorizing the execution, delivery and performance by the Corporation of this Agreement and the other Documents and the transactions contemplated hereby and thereby; (ii) that attached thereto are correct and complete copies of the Amended and Restated Articles and the By-laws; (iii) as to the incumbency and specimen signature of certain officers of the Corporation; and (iv) the fulfillment of the conditions specified in this Section 5.1.

(h) The Corporation shall have delivered to Investors copies of the Certificates of Good Standing of the Corporation and each of its Subsidiaries issued as of a recent date by the Secretary of State of the jurisdiction of each such entity.

(i) No federal, state, local or foreign statute, rule or regulation shall have been enacted after the date hereof and no litigation, proceeding, government inquiry or investigation shall be pending which prohibits or seeks to prohibit, or materially restricts or delays the consummation of the transactions contemplated by the Documents or materially restricts or impairs the ability of the Investors to own an equity interest in the Corporation.

(j) The Amended and Restated Articles shall have been filed and accepted by the Secretary of State of the State of Nebraska.

(k) Each Investor shall have received the stock certificates for the Common Shares purchased by such Investor hereunder.

(l) Simultaneously with the execution and delivery hereof, the Corporation shall have consummated the purchase of the shares of Class A Common Stock from James W. Cabela, Eagle Foundation, a Nebraska nonprofit corporation, Richard N. Cabela, Mary A. Cabela, the Mary A. Cabela Irrevocable Annuity Trust dated December 30, 1999, the M. A. Cabela 2002 Irrevocable Annuity Trust dated May 8, 2002, and Cabela Family Foundation, a Nebraska nonprofit corporation, in each case, pursuant to the Stock Redemption Agreement which shall be in full force and effect and enforceable against the other parties thereto in accordance with its terms and shall have been delivered to the Investors.

(m) The Corporation shall have executed an amendment to the Credit Agreement referenced in Section 3.4 of the Company Disclosure Schedule.

The Investors may waive any condition specified in this Section 5.1 if each such Investor executes a writing so stating prior to Closing.

5.2 Conditions Precedent to the Obligation of the Corporation to Sell the Common Shares. The obligation of the Corporation to sell the Common Shares at the Closing is subject to the following conditions precedent. Each Investor shall use its best efforts to ensure that all conditions to the Closing set forth in this Section 5.2 and relating to such Investor are satisfied on or prior to the Closing Date, including executing and delivering all documents required to be delivered by such Investor at the Closing.

(a) All corporate and other proceedings to be taken and all waivers, consents, approvals, qualifications and registrations required to be obtained or effected in connection with the issuance, sale, execution, delivery and performance of this Agreement and the other Documents and the transactions contemplated hereby and thereby, shall have been taken, obtained or effected (except for the filing of any notice subsequent to the Closing that may be required under applicable federal or state securities Laws, which notice shall be filed on a timely basis following the Closing as so required), and all documents incident thereto shall be satisfactory in form and substance to the Corporation and its counsel. The Corporation and its counsel shall have received all such originals or certified or other copies of such documents as have been reasonably requested.

(b) The representations and warranties set forth in Article 4 shall be true, correct and complete in all material respects, except those that are qualified by terms such as “material” and “Material Adverse Effect” shall be true and correct on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of such date, and each Investor shall have certified to such effect to the Corporation in writing.

(c) The Stockholders Agreement, the Amended Fulcrum Agreement and the Amended Cross Purchase Buy-Sell Agreement shall have been executed and delivered by each Investor and/or such other parties thereto and shall be in full force and effect and enforceable against the Investors and/or the other parties thereto in accordance with its terms. In addition, the Investors and such parties shall have complied with all of the terms and conditions of the Stockholders Agreement, the Amended Fulcrum Agreement and the Amended Cross Purchase Buy-Sell Agreement, including, among other things, the placement of the legends required to be placed on Securities owned by such parties, and the Corporation shall have received evidence thereof reasonably satisfactory to the Corporation.

(d) The Registration Rights Agreement shall have been duly executed and delivered by the Investors and such other parties thereto and shall be in full force and effect and enforceable against the Investors and the other parties thereto in accordance with its terms.

(e) No federal, state, local or foreign statute, rule or regulation shall have been enacted after the date hereof and no litigation, proceeding, government inquiry or investigation shall be pending which prohibits or seeks to prohibit, or materially restricts or delays the consummation of the transactions contemplated by the Documents or materially restricts or impairs the ability of the Corporation to sell the Common Shares.

(f) The Investors shall have delivered the purchase price for the Common Shares to the Corporation.

The Corporation may waive any condition specified in this Section 5.2 if the Corporation executes a writing so stating at or prior to Closing.

ARTICLE 6

SURVIVAL OF REPRESENTATIONS, WARRANTIES,

AGREEMENTS AND COVENANTS, ETC.

All statements contained in any closing certificate delivered by the Corporation or any Investor in connection with the transactions contemplated by this Agreement (each, a “Closing Certificate”), shall constitute representations and warranties by the Corporation or such Investor, as the case may be, under this Agreement. Subject to the further provisions of this Article 6, the representations and warranties of the parties contained in this Agreement shall survive the Closing until the first anniversary of the date hereof; provided, however, that the representations and warranties set forth in Sections 3.1, 3.2., 3.3, 3.4, 3.5, 3.6, 3.7, 3.11, 4.1 4.2(a), 4.2(d) and the first sentence of 4.2(e) shall survive the Closing and remain in full force and effect without time limit and that the representations and warranties set forth in Sections 3.13, 3.14, 3.20 and 3.21 shall survive the Closing until the expiration of the statute of limitations, if any, applicable to the matters set forth therein. The date until a particular representation or warranty survives beyond the Closing is sometimes referred to herein as its “Survival Date”. All covenants and other agreements contained herein shall survive until the earlier of (i) full performance, or (ii) the other expiration or termination thereof in accordance with their respective terms.

ARTICLE 7

INDEMNIFICATION

7.1 Indemnification. From and after the Closing Date and in addition to all rights and remedies available to the Investors:

(a) The Corporation shall indemnify, defend and hold harmless each Investor and its Affiliates and their respective shareholders, partners, officers, directors, employees, agents and representatives (collectively, the “Investor Representatives” and together with such Investor, the “Investor Indemnitees”) against, and none of the Investor Indemnitees shall be liable to the Corporation, any third party or any other stockholder for or with respect to, any and all Losses, together with all costs and expenses (including legal and accounting fees and expenses) related thereto or incurred in enforcing this Article 7 (i) resulting from, arising out of, relating to, in the nature of, or caused by, the untruth, inaccuracy or breach of any of the representations or warranties of the Corporation contained in this Agreement, or any Closing Certificate, (ii) resulting from, arising out of, relating to, in the nature of, or caused by the breach by the Corporation of any covenant or agreement contained in this Agreement, (iii) with respect to any Liability for any brokers’ or finders’ fees or compensation owing or alleged to be owing from the Investor Indemnitees in connection with the transactions contemplated by the this Agreement due to the engagement by, or any other act of the Company, and (iv) arising out of, relating to, resulting from or caused by, any transaction, status, event, condition, occurrence or situation relating to or in connection with, (A) the status or conduct of the Company, or (B) the execution, performance and delivery of this Agreement and the transactions contemplated by this Agreement. Notwithstanding the foregoing, and subject to the following part of this sentence, upon judicial determination, which is final and no longer appealable, that the act or omission giving rise to the indemnification pursuant to clause (iv) of Section 7.1(a) resulted primarily out of or was based primarily upon gross negligence, fraud or willful misconduct, (unless such action was based upon the Investor Indemnitee’s reliance in good faith upon any of the representations, warranties, covenants or promises made by the Corporation herein) of the Investor Indemnitee seeking indemnification, the Corporation shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Corporation shall be entitled to recover from such Investor Indemnitee all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses (including reasonable legal and accounting fees and expenses) of the Corporation reasonably incurred in effecting such recovery, if any.

(b) Each Investor severally as to itself only and not jointly with or as to any other Investor shall indemnify, defend and hold harmless the Corporation against all Losses, together with all reasonable costs and expenses (including legal and accounting fees and expenses) related thereto or incurred in enforcing this Article 7 (i) resulting from, arising out of, relating to, in the nature of, or caused by, the untruth, inaccuracy or breach of any of the representations or warranties of such Investor contained in this Agreement or any Closing Certificate, (ii) resulting from, arising out of, relating to, in the nature of, or caused by, the breach of any covenant or agreement of such Investor contained in this Agreement, or (iii) with respect to any liability for any brokers’ or finders’ fees or compensation owing or alleged to be owing from the Corporation in connection with the transactions contemplated by this Agreement due to the engagement by, or any other act (other than the purchase of the Common Shares) of, such Investor.

(c) For purposes of this Article 7, any and all references to a “Material Adverse Effect” or “material” limitations contained in a representation and warranty shall be considered in determining the truth or accuracy or such representation and warranty and/or whether a breach of such representation and warranty has occurred, but shall not, if it is determined that such representation and warranty is untrue or inaccurate or that a breach of such representation and warranty has occurred, be considered for purposes of determining the thresholds, baskets or caps set forth in Sections 7(d) and 7(e).

(d) The Investors shall not have the right to be indemnified pursuant to Section 7.1(a)(i) for the untruth, inaccuracy or breach of the Corporation’s representations and warranties (other than those set forth in Sections 3.1, 3.2, 3.3, 3.4,

3.5, 3.6 and 3.7) until the aggregate amount of Losses incurred by all Investor Indemnitees which are indemnifiable under Section 7.1(a)(i) (other than those set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7) on a cumulative basis since the Closing Date exceeds $3,000,000; provided, however, that for purposes of calculating such amount in the case of Losses incurred by the Investor Indemnitees indirectly as a result of Losses incurred directly by the Corporation, the amount to be included shall be equal to the product of (x) the full amount of such Losses incurred directly by the Corporation multiplied by (y) the Investor Indemnitees’ aggregate Proportionate Percentage.

(e) In no event shall the Corporation have any obligation to indemnify Investor Indemnitees for Losses pursuant to Section 7.1(a)(i) to the extent the aggregate amount of such Losses exceeds $32,000,000; provided, however, said $32,000,000 limitation shall not apply to the untruth, inaccuracy or breach of the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 or 3.7.

(f) Except as provided in the following sentence, all indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby until the applicable Survival Date relating to the underlying representation, warranty, covenant or agreement upon which indemnity rights are based, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Persons seeking indemnification or the acceptance by the Persons seeking indemnification of any certificate or opinion. The preceding sentence notwithstanding, the Corporation shall not be liable to (i) any JPMP Investor Indemnitee for a particular untruth, inaccuracy or breach of a particular representation or warranty made by the Corporation in good faith if, and only to the extent that, the Corporation can prove that Stephen P. Murray had Knowledge prior to Closing that such representation or warranty was not true and accurate, or (ii) any MGI Investor Indemnitee for a particular untruth, inaccuracy or breach of a particular representation or warranty made by the Corporation in good faith if, and only to the extent that, the Corporation can prove that Michael McCarthy had Knowledge prior to Closing that such representation or warranty was not true and accurate; provided, however, that the Knowledge of Michael McCarthy shall not be imputed to Stephen P. Murray and the Knowledge of Stephen P. Murray shall not be imputed to Michael McCarthy; and, provided further, that the Knowledge of Michael McCarthy (so long as Stephen P. Murray does not have such Knowledge prior to the Closing of the same facts or matters) shall not prohibit any of the JPMP Investor Indemnitees from seeking indemnity under this Article 7 and the Knowledge of Stephen P. Murray (so long as Michael McCarthy does not have such Knowledge prior to the Closing of the same facts or matters) shall not prohibit any of the MGI Investor Indemnitees from seeking indemnity under this Article 7. Neither Stephen P. Murray nor Michael McCarthy shall be deemed to have Knowledge of a particular untruth, inaccuracy or breach of a particular representation or warranty of the Corporation based upon information that has been provided to them which they have specifically raised and discussed with the Company (or its representatives) and the Company (or its representatives) has stated in writing or otherwise that such information does not breach a representation and warranty, has been resolved fully or does not or will not have a Material Adverse Effect on the Company or the value of the Common Shares held by the Investors.

7.2 Time Period for Assertion of Claims. No claim shall be brought under Section 7.1 unless the indemnified parties, or any of them, at any time prior to the applicable Survival Date, give the indemnifying parties (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 7.3 of any Third Party Claim, the existence of which might give rise to such a claim. Upon the giving of such written notice as aforesaid, the indemnified parties, or any of them, shall have the right to commence legal proceedings before or subsequent to the Survival Date for the enforcement of their rights under Section 7.1.

7.3 Notice and Defense of Third Party Claims. The obligations and Liabilities of an indemnifying party with respect to Losses resulting from the assertion of Liability by third parties (each, a “Third Party Claim”) shall be subject to the terms and conditions set forth below.

(a) The indemnified parties shall promptly give written notice to the indemnifying parties of any Third Party Claim which might give rise to any Loss by the indemnified parties, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known; provided, however, that no delay on the part of the indemnified parties in notifying any indemnifying parties shall relieve the indemnifying parties from any Liability or obligation hereunder unless notice is not given in accordance with the provisions of Section 7.2 or (and then solely to the extent) the indemnifying party thereby is prejudiced by the delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

(b) If the indemnifying parties shall acknowledge in a writing delivered to the indemnified parties that the indemnifying parties shall be obligated under the terms of their indemnification obligations hereunder in connection with such Third Party Claim, then the indemnifying parties shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the indemnified parties; provided, however, that the indemnifying parties shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the claim seeks only an injunction or other equitable relief, (ii) the indemnified parties shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from, or in addition to, those available to the indemnifying parties, and, in the reasonable opinion of the indemnified parties, counsel for the indemnifying parties could not adequately represent the interests of the indemnified parties because such interests could be in conflict with those of the indemnifying parties, (iii) such action or proceeding involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligation of the indemnifying parties or (iv) the indemnifying parties shall not have assumed the defense of the Third Party Claim in a timely fashion.

(c) If the indemnifying parties shall assume the defense of a Third Party Claim (under circumstances in which the proviso to the first sentence of Section 7.3(b) is not applicable), the indemnifying parties shall not be responsible for any legal or other defense costs subsequently incurred by the indemnified parties in connection with the defense thereof. If the indemnifying parties do not exercise their right to assume the defense of a Third Party Claim by giving the written acknowledgement referred to in Section 7.3(b), or are otherwise restricted from so assuming by the proviso to the first sentence of Section 7.3(b), the indemnifying parties shall nevertheless be entitled to participate in such defense with their own counsel and at their own expense; and in any such case, the indemnified parties may assume the defense of the Third Party Claim, with counsel which shall be reasonably satisfactory to the indemnifying parties, and shall act reasonably and in accordance with their good faith business judgment and shall not effect any settlement without the consent of the indemnifying parties, which consent shall not unreasonably be withheld or delayed.

(d) If the indemnifying parties exercise their right to assume the defense of a Third Party Claim, they shall not make any settlement of any claims without the written consent of the indemnified parties, which consent shall not be unreasonably withheld.

7.4 Loss Defined. As used herein, “Losses” means any loss (including, without limitation, diminution in value of the Common Shares and non-cash losses or reductions in value), Liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax (including any Taxes imposed with respect to such indemnity payments), penalty, fine, assessments, Tax deficiencies or expense, whether or not arising out of any claims by or on behalf of the Company or any other party, including interest, penalties, reasonable attorneys’, accountants’ and other professionals’ fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of any indemnifiable event or condition under this Article 7; provided, however, that the term “Losses” shall not (except as expressly provided otherwise) include any punitive or consequential damages to which an indemnitee might otherwise be entitled (but shall include punitive and consequential damages that may be sought from an indemnitee by a third party which is not an Affiliate of such indemnitee).

ARTICLE 8

MISCELLANEOUS

8.1 Fees.

(a) The Corporation agrees that it will pay, and will save the Investors and/or Investor Representatives harmless from, any and all Liability with respect to any stamp or similar Taxes which may be determined to be payable in connection with the execution and delivery and performance of the Documents or any modification, amendment or alteration of the terms or provisions of the Documents, and that it will similarly pay and hold the Investors harmless from all issue Taxes in respect of the issuance and sale of the Common Shares to the Investors.

(b) The Corporation shall pay (i) the actual, out-of-pocket costs and expenses incurred by the Investors (other than legal, accounting and other third party fees and expenses) in connection with the transactions contemplated hereby, and the fees and expenses of O’Melveny & Myers LLP and Kutak Rock LLP (counsel to the Investors) and Ernst & Young LLP (accountants to JPMP Investors); and (ii) the reasonable costs and expenses (including fees and expenses of counsel) incurred by the Investors in connection with any amendment or waiver of this Agreement, any Document or certificate relating to the transactions contemplated hereby.

8.2 Further Assurances. The Company and the Investors shall each duly execute and deliver, or cause to be duly executed and delivered, at its/his/her own cost and expense, such further instruments and documents and take all such action, in each case as may be necessary or proper to carry out the provisions and purposes of the Agreement and the other Documents.

8.3 Remedies. In case any one or more of the representations, warranties, covenants and/or agreements set forth in this Agreement shall have been breached, the other parties may proceed to protect and enforce its or their rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

8.4 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives; provided, however, that this Agreement shall not be assignable by any party hereto without the prior consent of the other parties hereto other than an assignment by the Corporation of its rights hereunder to a financial or lending institution providing financing to the Corporation or an assignment by an Investor of its rights and obligations hereunder to an Affiliate of such Investor with the prior written consent of the Corporation, which consent shall not be unreasonably withheld.

8.5 Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto. Each word of gender shall include each other word of gender as the context may require.

8.6 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

(i) if to the Corporation, to:

Cabela’s Incorporated

One Cabela Drive

Sidney, NE 69160

Attention:     David A. Roehr

Telephone:   (308) 254-6793

Telecopy:     (308) 254-6969

with a copy to:

Koley Jessen P.C., A Limited Liability Organization

One Pacific Place, Suite 800

1125 South 103rd Street

Omaha, NE 68124

Attention:     Michael M. Hupp, Esq.

Telephone:   (402) 390-9500

Telecopy:     (402)390-9005; and

(ii) if to any Investor, to it at its address set forth on Schedule I attached hereto.

(iii) if to JPMP Investors, to:

c/o J.P. Morgan Partners, LLC

1221 Avenue of the Americas

New York, New York, 10020

Attention: Stephen P. Murray

Telephone: (212) 889-3400

Telecopy: (212)899-3401

with a copy to:

O’Melveny & Myers LLP

Embarcadero Center West

275 Battery Street, 26th Floor

San Francisco, California 94111-3305

Attention: Harvey M. Eisenberg, Esq.

Telephone: (415)984-8700

Telecopy: (415)984-8701

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally recognized overnight courier, on the next Business Day following such dispatch and (c) in the case of mailing, on the third Business Day after the posting thereof.

8.7 Changes. The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Corporation and each Investor.

8.8 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart. signatures to this Agreement shall be acceptable at the Closing.

8.9 Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

8.10 Rules of Construction. In this Agreement, the term “Knowledge” (i) when used with regard to the Corporation means the actual knowledge of James W. Cabela, Richard N. Cabela, Dennis Highby, David Roehr and/or Ralph Castner and the knowledge which James W. Cabela, Richard N. Cabela, Dennis Highby, David Roehr and/or Ralph Castner should reasonably be expected to have in connection with the exercise of their customary duties and (ii) when used with regard to Stephen P. Murray or Michael McCarthy means the actual knowledge of such Person; provided that such Person shall only have actual knowledge of any particular matter if he has been provided with information reasonably sufficient to assess and/or determine the Liability or ramifications that could reasonably be expected to result from, arise out of or be caused by such matter. The use in this Agreement of the term “including” means “including, without limitation”. The words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

8.11 Governing Law; Waiver of Jury Trial.

(a) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic Laws of the State of New York, without giving effect to any choice or conflict of Law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal Law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of Law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(b) The jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall lie exclusively in any federal or state court located in the City of Omaha, Nebraska. The parties further agree that such exclusive jurisdiction and venue shall lie exclusively with such federal courts if federal rules of jurisdiction permit such federal court to hear such action. By execution and delivery of this Agreement, each party irrevocably submits to the jurisdiction of such courts for himself, herself or itself and in respect of his, her or its property with respect to such action. The parties irrevocably agree that venue would be proper in any such court, and hereby waive any objection that any such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdiction by suit on the judgment or in any other manner provided by applicable Law.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

8.12 No Third Party Beneficiaries. Anything contained herein to the contrary notwithstanding, the representations and warranties, covenants and other agreements of any party to this Agreement contained in this Agreement and the other Documents (a) are being given by such party as an inducement to each of the other parties hereto to enter into this Agreement and the other Documents (and the parties hereto acknowledge that each of the other parties hereto have expressly relied thereon) and (b) are solely for the benefit of each of the other parties hereto. Accordingly, no third party (including, without limitation, any holder of capital stock of the Corporation or any employee) or anyone acting on behalf of any thereof other than the parties hereto, their representatives and the Investor Indemnitees, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights or remedies with respect to such representations and warranties, covenants and other agreements or any matter subject to or resulting in indemnification under this Agreement or otherwise.

8.13 Acknowledgment. The Corporation acknowledges that it is benefiting from the recapitalization and the other transactions contemplated by this Agreement and the other Documents. In connection therewith, the Corporation is willing, and has determined that it is in its best interest, to make the representations and warranties contained herein and to indemnify the Investors in connection therewith in order to induce the Investors to purchase the Common Shares from the Corporation under this Agreement and to enter into the other Documents.

8.14 Consent to Transaction and Waiver of Rights under Stockholders Agreement. Each of the Investors hereby consents to, and waives any rights such Investor has under Articles 4 and 5 of the Original Stockholders Agreement and/or Articles 4 and 5 of the Stockholders Agreement relating to or in connection with, the issuance and sale of the Common Shares by the Corporation in accordance with the terms of this Agreement and the purchase of the shares of Class A Common Stock from James W. Cabela, Eagle Foundation, a Nebraska nonprofit corporation, Richard N. Cabela, Mary A. Cabela, the Mary A. Cabela Irrevocable Annuity Trust dated December 30, 1999, the M. A. Cabela 2002 Irrevocable Annuity Trust dated May 8, 2002, and Cabela Family Foundation, a Nebraska nonprofit corporation in accordance with the terms of the Stock Redemption Agreement.

8.15 Extension; Waiver. At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and any such waiver shall not operate or be construed as a waiver of any subsequent breach by the other party.

8.16 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.17 Independence of Covenants and Representations and Warrants. All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The exhibits and schedules attached hereto and the Company Disclosure Schedule are hereby made part of this Agreement in all respects.

[Remainder of this Page Intentionally Blank.]

IN WITNESS WHEREOF, each of the undersigned has caused this Stock Purchase Agreement to be executed as of the date first written above.

CABELA’S INCORPORATED

By:	/s/ David A. Roehr

Its:	EVP

OUTDOOR INVESTORS, L.P.

By Outdoor G.P., LLC, its General Partner

By:	McCarthy Capital Corporation, its Managing Member

	By:	/s/ Margaret L. Doyle

	Its:	Secretary

MCCARTHY GROUP, INC.

By:	/s/ Margaret L. Doyle

Its:	Chief Financial Officer and Secretary

J.P. MORGAN PARTNERS (BHCA), L.P.

By JPMP Master Fund Manager, L.P., its General Partner

By:	JPMP Capital Corp., its General Partner

	By:	/s/ Stephen P. Murray

Stephen P. Murray, Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P.

By JPMP Global Investors, L.P., its General Partner

By:	JPMP Capital Corp., its General Partner

	By:	/s/ Stephen P. Murray

Stephen P. Murray, Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN), L.P.

By JPMP Global Investors, L.P., a General Partner

By:	JPMP Capital Corp., its General Partner

	By:	/s/ Stephen P. Murray

Stephen P. Murray, Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS A, L.P.

By JPMP Global Investors, L.P., a General Partner

By:	JPMP Capital Corp., its General Partner

	By:	/s/ Stephen P. Murray

Stephen P. Murray, Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN) II, L.P.

By JPMP Global Investors, L.P., a General Partner

By:	JPMP Capital Corp., its General Partner

	By:	/s/ Stephen P. Murray

Stephen P. Murray, Managing Director

WEITZ PARTNERS III LIMITED PARTNERSHIP

By	/s/ Wallace R. Weitz

Wallace R. Weitz, General Partner

HEIDER WEITZ LIMITED PARTNERSHIP

By	/s/ Wallace R. Weitz

Wallace R. Weitz, General Partner

WEITZ SERIES FUND, INC. - WEITZ HICKORY FUND

By	/s/ Wallace R. Weitz

Wallace R. Weitz, President

CAN, LLC

By	/s/ Art Nicholas

Art Nicholas, Managing Member

By	/s/ Catherine Nicholas

Catherine Nicholas, Managing Member

NIC, LLC

By	/s/ Art Nicholas

Art Nicholas, Managing Member

WACHOVIA CAPITAL PARTNERS 2003, LLC

By	/s/ David J. Scanlan

David J. Scanlan, Partner

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By	/s/ Armando Acotsa

Its:	Associate Director